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                                                                     EXHIBIT 3.3

        FORM OF FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                          ESPERION THERAPEUTICS, INC.


          ESPERION THERAPEUTICS, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"), hereby certifies as follows:

          FIRST:  The name of the Corporation is Esperion Therapeutics, Inc.
The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on May 18, 1998. A Certificate of Correction was filed with the Secretary of State of the State of Delaware on May 22, 1998. A Certificate of Amendment to the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 23, 1998. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 6, 1998. A Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 7, 2000. A Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 17, 2000. Two Certificates of Correction were filed with the Secretary of State of the State of Delaware on March __, 2000. A Fourth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on _____________.

          SECOND: This Fifth Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") restates and integrates and further amends the Fourth Amended and Restated Certificate of Incorporation of the Corporation. This Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 and was approved by written consent of the stockholders of the Corporation given in accordance with the provisions of
Section 228 of the General Corporation Law (prompt notice of such action having been given to those stockholders who did not consent in writing).

          THIRD: The text of the Certificate of Incorporation of the Corporation is hereby restated and amended to read in its entirety as follows:
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                                   ARTICLE I
                                   ---------

                                     NAME
                                     ----

     The name of the Corporation is Esperion Therapeutics, Inc.

                                  ARTICLE II
                                  ----------

                               REGISTERED AGENT
                               ----------------

     The address of the Corporation's registered office in the State of Delaware is 1013 Center Road, Wilmington, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

                                  ARTICLE III
                                  -----------

                                    PURPOSE
                                    -------

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV
                                  ----------

                                 CAPITAL STOCK
                                 -------------

     The Corporation shall have the authority to issue 55,000,000 shares of all classes of stock, consisting of (a) 50,000,000 shares of common stock, par value $.001 per share ("Common Stock"), and (b) 5,000,000 shares of undesignated preferred stock, par value $.01 per share (the "Undesignated Preferred Stock").

     The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, voting, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing any series of Preferred Stock.

                                   ARTICLE V
                                   ---------

                                    BYLAWS
                                    ------

     In furtherance and not in limitation of the powers conferred upon the Board of Directors by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of

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the Corporation, subject to the power of the stockholders to adopt any Bylaws or to amend or repeal any Bylaws adopted, amended or repealed by the Board of Directors.

                                  ARTICLE VI
                                  ----------

                  NO ACTION WITHOUT ANNUAL OR SPECIAL MEETING
                  -------------------------------------------

     Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be affected by any consent in writing by such stockholders.

                                  ARTICLE VII

                             CLASSES OF DIRECTORS
                             --------------------

     The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. Each class of directors shall be as nearly equal in number as possible. Each Director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such Director was elected; provided, that each initial Director in Class I shall serve for a term ending on the date of the annual meeting in 2001; each initial Director in Class II shall serve for a term ending on the date of the annual meeting in 2002; and each initial Director in Class III shall serve for a term ending on the date of the annual meeting in 2003; and provided further, that the term of each Director shall be subject to the election and qualification of his successor and to his earlier death, resignation or removal. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws.

                                  ARTICLE VI
                                  ----------

                            LIMITATION OF LIABILITY
                            -----------------------

     No person who is or was a director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for the breach of any fiduciary duty as a director, unless, and only to the extent that, such director is liable (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     If the General Corporation Law is amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended. No amendment to, repeal or adoption of any provision of this Certificate of Incorporation inconsistent with this ARTICLE VII shall apply to or have any effect on the liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or adoption of an inconsistent provision.

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                                 ARTICLE VIII
                                 ------------

                                INDEMNIFICATION
                                ---------------

     The Corporation shall indemnify each person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by Section 145 of the General Corporation Law, as amended. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and such indemnification shall continue as to a person who has ceased to be such a person and shall inure to the benefit of the heirs, executors and administrators of such a person.

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     IN WITNESS WHEREOF, Esperion Therapeutics, Inc. has caused this Fifth
Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this ____ day of _______, 2000.


                                    ESPERION THERAPEUTICS, INC.



                                    By:________________________________________
                                          Roger S. Newton, Ph.D.
                                          President and Chief Executive Officer

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